EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

The Dow Chemical Company:

    We consent to the incorporation by reference of our report dated February 9, 2000 appearing in this Annual Report on Form 10-K of The Dow Chemical Company for the year ended December 31, 1999, in the following Registration Statements of The Dow Chemical Company:

Form S-3:
Nos.	33-37052 33-52980 333-88617
Form S-4:
No.	333-88443
Form S-8:
Nos.	2-44789 2-64560 33-21748 33-37345 33-51453 33-52841 33-56138 33-56140 33-58205 33-61795 333-27379 333-27381 333-40271 333-49183 333-75125 333-75127 333-91027

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Midland, Michigan
March 17, 2000

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